Exhibit 10.1

THIS ASSIGNMENT AND CONSENT AGREEMENT (this “Agreement”), made as of the 6th day of June, 2017, between 275 MADISON AVENUE RPW 1 LLC and 275 MADISON AVENUE RPW 2 LLC, having an office in care of RPW Group, Inc., 800 Westchester Avenue, Rye Brook, New York 10573, hereinafter referred to collectively as the “Owner,” RELMADA THREAPEUTICS, INC., having an office at 275 Madison Avenue, Suite 702, New York, New York 10016, hereinafter referred to as the “Assignor,” and ACTINIUM PHARMACEUTICALS, INC., having an office at 275 Madison Avenue, Suite 702, New York, New York 10016, hereinafter referred to as the “Assignee.”

W I T N E S S E T H:

WHEREAS, Owner, is the fee simple owner of the building commonly known as and located at 275 Madison Avenue, Suite 702, New York, New York 10016 (the “Building”);

WHEREAS, Owner’s predecessor in interest entered into that certain Agreement of Lease with Assignor dated as of June 9, 2015, as amended by Commencement Date Agreement and First Amendment of Lease dated as of September 25, 2015, (hereinafter referred to collectively as the “Lease”) for certain premises located on the seventh (7th) floor of the Building, commonly known as Suite 702, as more particularly described in the Lease (hereinafter referred to collectively as the “Premises”);

WHEREAS, Assignee has occupied the Premises as licensee of Assignor, and Assignor and Assignee have now agreed that Assignor shall assign the Lease to Assignee, and Assignee has agreed to assume all of all Assignor’s rights and obligations under the Lease;

WHEREAS, Owner has agreed to consent to the assignment of the Lease by Assignor to Assignee as hereinafter specifically provided;

WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them under the Lease;

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Owner, Assignor and Assignee stipulate, covenant and agree as follows:

ARTICLE 1 - ASSIGNMENT AND ASSUMPTION OF THE LEASE

SECTION 1.01. Assignor hereby transfers to Assignee, all of Assignor's right, title and interest in and to the Lease, provided, however, that Assignee does hereby agree to assume all of the duties, liabilities and obligations of the tenant under the Lease accruing from and after (but not prior to) the date hereof, including, but not limited to the payment of rent; and covenants and agrees to save, defend, indemnify and hold Assignor, its members, managers, shareholders, directors, officers, employees, agents successors and assigns (collectively, “Assignor Indemnitees”) harmless from and against any and all demands, claims, causes of action, actions, liabilities, obligations, losses, damages, costs, charges, counsel fees and other expenses of every nature and character whatsoever which may be incurred by Assignor and/or any other Assignor Indemnitees by reason of Assignee's failure to comply or perform any covenant, term, condition, or agreement in the Lease to be complied with or performed by the tenant thereunder from and after the date hereof.

SECTION 1.02. Assignor covenants and agrees to save, defend, indemnify and hold Assignee, its members, managers, shareholders, directors, officers, employees, agents successors and assigns (collectively, “Assignee Indemnitees”) harmless from and against any and all demands, claims, causes of action, actions, liabilities, obligations, losses, damages, costs, charges, counsel fees and other expenses of every nature and character whatsoever which may be incurred by Assignee and/or any other Assignee Indemnitees by reason of Assignor's failure to comply or perform any covenant, term, condition, or agreement in the Lease to be complied with or performed by the tenant under the Lease prior to the date hereof.

ARTICLE 2 - CONSENT

SECTION 2.01. Owner hereby consents to the assignment of the Lease by Assignor to Assignee, provided, however, that nothing contained herein shall be construed to: (i) waive, modify, impair or affect any of the provisions of the Lease; (ii) waive payment of the Rent Arrears; (iii) waive any present or future breach of, or default under, the Lease, or the rights of Owner against any person, firm, association or corporation liable or responsible for the performance thereof; (iv) enlarge or increase Owner's obligations or the tenants rights under the Lease, or otherwise; (v) to release Assignor and Assignee from any and all of their respective liability under the Lease; and (vi) all of the provisions of the Lease are hereby declared to be in full force and effect.

SECTION 2.02. This consent is not, and shall not be construed as, a consent by Owner to, or as permitting, any other or further assignments.

SECTION 2.03. In the event of any breach of, or default under, the Lease, or the rights of Owner against any person, firm association or corporation liable or responsible for the performance under the Lease, or in the event of an inconsistency between the provisions of the Lease and/or this Assignment, the provisions of the Lease shall control and prevail.

ARTICLE 3 - REPRESENTATIONS

SECTION 3.01. Assignor, for itself and its legal representatives, successors and assigns, covenants and represents to Assignee and Owner as follows: (i) Assignor has full right, authority and power to assign the Lease to Assignee; (ii) Assignor has not assigned, transferred, pledged or otherwise encumbered all or any part of its right, title and interest in and to the Lease and/or the Premises, and the Lease is free and clear of any liens and encumbrances made by Assignor; (iii) except as otherwise specifically provided for in this Agreement, to Assignor’s knowledge, Assignor is not on the date hereof in default under any of the terms of the Lease, having performed all of the obligations imposed upon Assignor thereunder, and as of the date hereof, the Lease is in full force and effect and enforceable in accordance with its respective terms; (iv) except as otherwise specifically provided for in this Agreement, Assignor has no knowledge of any default in the performance and observance of any obligations contained in the Lease, to be kept, observed and performed by Owner, or any condition, which with the giving of notice or passage of time, or both, would constitute a default under the Lease; (v) that it is a corporation duly organized and in good standing; (vi) that it has all requisite authority to execute and to enter into this Agreement and that the execution of this Agreement will not constitute a violation of any law, agreement or other rule of governance; and (vii) that the individual executing this Agreement on behalf of Assignor is so authorized.

SECTION 3.02.A. Assignee, for itself and its legal representatives, successors and assigns, covenants and represents to Assignor and Owner as follows: (i) that it has all requisite authority to execute and to enter into this Agreement and that the execution of this Agreement will not constitute a violation of any internal by-law, agreement or other rule of governance, (ii) that the individual executing this Agreement on behalf of Assignee is so authorized; (iii) that the Premises shall continue to be used for the use permitted under the Lease; and (iv) Assignee has assumed all of the obligations of Assignor under the Lease.

B. Assignee represents and warrants that Assignee is not now acting and shall not in the future act, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury. Assignee further represents and warrants that Assignee is not now engaged and shall not in the future be engaged, directly or indirectly, in any dealings or transactions or otherwise be associated with such person, group, entity or nation; and Assignee hereby agrees to defend, indemnify and hold Owner harmless from and against any and all claims, losses, costs, expenses, damages and liabilities (including, without limitation, attorneys’ fees) arising from or related to any breach of the foregoing representations.

ARTICLE 4 – SECURITY DEPOSIT

SECTION 4.01. Assignee acknowledges and agrees regarding the Security Deposit as follows: (i) Assignee shall furnish Owner with cash or a letter of credit in the amount of Three Hundred Ninety Thousand, Eight Hundred Twenty-Five ($390,825.00) in accordance with Article 27 of the Lease, and (ii) Section 27D of Article 27 of the Lease regarding the reduction of the Security Deposit is hereby deleted in its entirety.

ARTICLE 5 - MISCELLANEOUS

SECTION 5.01. Assignor agrees to reimburse Owner for its legal costs and expenses in connection with preparing this Agreement in the amount of One Thousand, Two Hundred Fifty and 00/100 ($1,250.00) Dollars. Such payment shall be made directly to Owner’s attorney simultaneously with the execution and delivery of this Agreement.

SECTION 5.02. All other terms, covenants and conditions of the Lease and all exhibits and schedules thereto shall remain in full force and effect, are hereby ratified, confirmed and incorporated herein by reference as though set forth fully herein at length.

SECTION 5.03. This Agreement may be executed in counterparts, which when taken together shall be construed as a complete agreement.

[Signature page(s) follow]

IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Agreement as of the day and year first above written.

275 MADISON AVENUE RPW 1 LLC, (Owner)

By:	/s/ Robert P. Weisz
Name:	Robert P. Weisz
Title:	President

275 MADISON AVENUE RPW 2 LLC, (Owner)

By:	/s/ Robert P. Weisz
Name:	Robert P. Weisz
Title:	President

RELMADA THERAPEUTICS, INC., (Assignor)

By:	/s/ Sergio Traversa
Name:	Sergio Traversa
Title:	CEO

ACTINIUM PHARMACEUTICALS, INC., (Assignee)

By:	/s/ Steve O’Loughlin
Name:	Steve O’Loughlin
Title:	Principal Financial Officer